EXHIBIT 99.1

[OCEAN ENERGY LOGO]                            [TEXOIL LOGO]

FOR IMMEDIATE RELEASE
January 18, 2001

CONTACTS:
Ocean Energy, Inc.                              Texoil, Inc.
BRUCE BUSMIRE - 713-265-6161 (FINANCIAL)        FRANK LODZINSKI - 281-537-9920
JANICE ASTON WHITE - 713-265-6164 (MEDIA)


                         OCEAN ENERGY TO ACQUIRE TEXOIL

HOUSTON, JANUARY 18, 2001 - Ocean Energy, Inc. (NYSE: OEI) and Texoil, Inc. (NASD: TXLI) today announced the signing of a definitive agreement for Ocean Energy to acquire all the outstanding shares of common stock of Texoil at a price of $8.25 per share and all outstanding shares of Series A convertible preferred stock of Texoil at a price of $18.04 per share. The all-cash transaction is structured as a first step tender offer followed by a cash merger to acquire all remaining shares of Texoil common stock and Series A convertible preferred stock for approximately $130 million including assumed bank debt of approximately $15 million plus certain other liabilities. The acquisition is expected to be accretive to Ocean's earnings and cash flow.

The tender offer is subject to a number of conditions, including the valid tender of at least a majority of the outstanding common stock and a majority of the outstanding preferred stock. In conjunction with the tender offer, several principal stockholders of Texoil, who collectively own greater than a majority of Texoil's common stock and preferred stock, have agreed to tender their shares and vote such shares in favor of the merger agreement.

Ocean estimates total proved reserves of approximately 150 billion cubic feet of natural gas equivalent, of which some 57 percent are gas reserves. During 2000, Texoil's average production rate was approximately 34 million cubic feet of gas equivalent per day.

 "This acquisition will expand our core operating area in South Texas and complement our strong position in Louisiana," said John D. Schiller, Ocean Energy Executive Vice President - Operations. "It also will enhance our ability to grow production through exploitation and exploration, one of our primary corporate goals in 2001. Ocean will succeed Texoil as operator of approximately 80 percent of the properties."

"This transaction provides our shareholders with a premium value for their holdings," said Frank A. Lodzinski, Chairman, President and Chief Executive Officer for Texoil, Inc. "Since our inception we have focused on increasing share value and liquidity
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for our shareholders, by assembling an attractive producing asset base with exploration and exploitation potential. This action fulfills that commitment by providing our shareholders an immediate cash return on their investment."

Texoil, Inc. is an independent oil and gas company engaged in the acquisition of oil and gas reserves through a program, which includes purchases of reserves, reengineering, development and exploration activities in Texas and Louisiana.

Ocean Energy, Inc. is an independent energy company engaged in the exploration, development, production and acquisition of crude oil and natural gas. North American operations are focused in the shelf and deepwater areas of the Gulf of Mexico, the Permian Basin, Mid-continent and Rocky Mountain regions. Internationally, Ocean Energy holds a leading position among U.S. independents in West Africa with oil and gas activities in Cote d'Ivoire, Equatorial Guinea and Angola. The company also conducts operations in the republics of Egypt, Tatarstan, Pakistan, and Indonesia.

Texoil stockholders are advised to read the tender offer statement regarding the acquisition of Texoil, described in this press release, which will be filed by Ocean Energy with the Securities and Exchange Commission and the related solicitation/recommendation statement, which will be filed by Texoil with the Commission. The tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the solicitation/recommendation statement will contain important information which should be read carefully before any decision is made with respect to the offer. These documents will be made available at no charge to all stockholders of Texoil, Inc. Stockholders may contact the information agent at (800) 223-2064. These documents also will be available at no charge on the SEC's web site at WWW.SEC.GOV.

CERTAIN STATEMENTS IN THIS NEWS RELEASE MAY CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENT OF OCEAN ENERGY OR TEXOIL TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENT EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS.